Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

November 8, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATION
     As Representative of the Initial Purchasers
One Bryant Park
New York, New York  10036

Ladies and Gentlemen:

Introductory.  Seneca Gaming Corporation (the “Company”), a governmental instrumentality chartered under the laws of the Seneca Nation of Indians (the “Nation”), a sovereign federally recognized Indian Nation, proposes to issue and sell to the several Initial Purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $325,000,000 aggregate principal amount of the Company’s 8.25% Senior Notes due 2018 (the “Notes”).  Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of November 18, 2010 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), between the Company and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

Concurrently with the issuance of the Notes, the Company will enter into a $225,000,000 senior secured credit facility (the “New Senior Secured Credit Facility”), pursuant to a credit agreement among the Company, the subsidiary guarantors party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Banc of America Securities LLC, as Joint Lead Arranger and Joint Book Manager; Keybank National Association, as Joint Lead Arranger, Joint Book Manager and Syndication Agent; Commerzbank AG, as Joint Lead Arranger,

Joint Book Manager and Documentation Agent; RBS Citizens, N.A., as Documentation Agent; and the other lenders party thereto.   The New Senior Secured Credit Facility will replace the Company’s existing $50,000,000 loan agreement (the “Existing Senior Secured Loan Agreement”) entered into by the Company, as borrower, and KeyBank National Association, as lender, on June 19, 2008 and amended on December 18, 2009.

On November 3, 2010, the Company announced a cash tender offer (the “Tender Offer”) to purchase any and all of the Company’s outstanding 7 ¼% Senior Notes due 2012 (the “2012 Notes”) issued pursuant to an Indenture, dated as of May 5, 2004 (as amended to date, the “2012 Notes Indenture”), among the Company, Seneca Niagara Falls Gaming Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.  The Company expects to use the net proceeds of the offering of the Notes, plus drawings under the New Senior Credit Facility and cash on hand, to purchase the 2012 Notes validly tendered by holders and accepted by the Company in the Tender Offer.

In connection with the offering of the Securities, the Nation will enter into an agreement with the Trustee, the Administrative Agent under the New Senior Secured Credit Facility and the Initial Purchasers, to be dated as of November 18, 2010 (the “Nation Agreement”), for the benefit of the holders of Securities.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom.  Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated November 3, 2010 (as amended or supplemented at the Time of Sale, including any information incorporated by reference therein, the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated November 8, 2010 (the “Pricing Supplement”), substantially in the form attached hereto as Schedule B, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof

(including any information incorporated by reference therein, the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1.           Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation.  None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation, warranty or covenant) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation, warranty or covenant) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation, warranty or covenant) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)           Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)           The Pricing Disclosure Package and Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material with respect to the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.

(e)           Company Additional Written Communications.  The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a).  Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.

(f)            Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply as to form in all material respects with the requirements of the Exchange Act.  Each such Incorporated

Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(h)           The DTC Agreement.  The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

(i)            Authorization of the Notes and the Guarantees.  The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes on the Closing Date will be in the forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(j)            Authorization of the Indenture.  The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

(k)           Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

(l)            No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment of supplement thereto), except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, business, assets or results of operation of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change is called a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company to the Nation other than the type disclosed in the Offering Memorandum.

(m)          Independent Accountants.  Ernst & Young LLP , which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Ernst & Young LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Company.

(n)           Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Offering Memorandum under the captions “Summary—Summary Historical Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” fairly present the information set forth therein on the basis stated in the Offering Memorandum.  The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(o)           Good Standing of the Company and its Subsidiaries.  The Company and its subsidiaries are validly existing entities chartered under the laws of the Nation, each with power and authority to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform its obligations under each of this Agreement, the DTC Agreement, the Securities and the Indenture. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit B hereto.

(p)           Capitalization and Other Capital Stock Matters.  At June 30, 2010, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the Indenture, and the consummation of the Refinancing Transactions (as defined in the Pricing Disclosure Package and the Offering Memorandum), the Company would have the capitalization as set forth in the Offering Memorandum under the caption “Capitalization.”

(q)           Ownership.  The Company is owned solely by the Nation.

(r)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the 2012 Notes Indenture, and the Existing Senior Secured Loan Agreement) or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary action required by the charter of the Company and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect or except as may be required under blue sky laws or other applicable securities laws of the several states of the United States or provinces of Canada.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)           Absence of Proceedings.  Except as described in the Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body (tribal, domestic or foreign), now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which are reasonably likely to result in a Material Adverse Change, or which are reasonably likely to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise, or the consummation of the transactions contemplated by this Agreement or the performance by the Company and the Guarantors of their obligations hereunder.  Other than matters disclosed in the Offering Memorandum, the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

(t)            Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

(u)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, including without limitation approval by the Bureau of Indian Affairs, United States Department of Interior under 25 U.S.C. §81 or approval by the National Indian Gaming Commission under 25 C.F.R. §502.5, is necessary or required for the performance by the Company or the Guarantors of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers.

(v)           Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Nation, federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Change; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Change; and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(w)          Title to Properties.  The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) would not, singly or in the aggregate, result in a Material Adverse Change; and, except as described in the Offering Memorandum, all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

(x)            Tax Matters.  The Company and its subsidiaries have filed all necessary federal, state and foreign income, franchise and material other tax returns and have paid all taxes required to be paid by any of them and, if due and payable, except as disclosed in the Offering Memorandum, any related or similar assessment, fine or penalty levied against any of them.  The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(m) hereof in respect of all federal, state and foreign income, franchise and material other taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.  Subject to the qualifications and limitations set forth in the Offering Memorandum under the caption “Risk Factors — Risks Relating to our Relationship to the Nation — There is a lack of authority regarding the United States’ tax treatment of entities that have been chartered by Indian Tribes,” each of the Company and the Guarantors is a non-taxable entity for purposes of federal income taxation under the Internal Revenue Code of 1986, as amended, and the income of the Company and the Guarantors is exempt from federal and state income taxation; the operations of the Company and the Guarantors are not subject to any sales or property tax for transactions conducted on lands held in restricted fee or on the Nation’s reservation territory.

(y)           Company and Guarantors Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).  Neither the Company nor any Guarantor is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z)            No Price Stabilization or Manipulation.  None of the Company or any of the Guarantors has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aa)         Solvency.  Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii)

the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, and (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature.

(bb)         Compliance with Sarbanes-Oxley.  The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(cc)         Company’s Accounting System.  The Company and its subsidiaries maintain a system of internal control over financial reporting that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such internal control over financial reporting there has been no change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)         Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including the chief executive officer and chief financial officer of the Company, to allow timely decisions regarding required disclosure.  Such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(ee)         Environmental Laws.  Except as described in the Offering Memorandum and except such matters as would not, individually or in the aggregate, result in a Material Adverse Change, neither the Company nor any of its subsidiaries (i) has failed to comply with any Federal, state, local, Nation, and foreign statutes, laws (including common law), treaties, regulations, ordinances, rules, codes, judgments, orders (including consent orders), decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment, natural resources or the release or threatened release of , or exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, toxic materials, hazardous materials, petroleum or petroleum products, polychlorinated biphenyls, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or the generation, manufacture, processing, distribution, use, treatment, storage, recycling or handling of, or the arrangement of such activities with respect to, Hazardous Materials (collectively, “Environmental Law”), or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any permit required under Environmental Law applicable to it or the Seneca Niagara Casino and Hotel, the Seneca Allegany Casino and Hotel, the Seneca Buffalo Creek Casino, the Seneca Hickory Stick Golf Course and any other location that the Company or any Guarantor conducts gaming business within the exclusivity area described in the Compact as in effect on the date hereof (collectively, the “Venue”), and all such permits are in full force and effect and not subject to any administrative or judicial appeal; (ii) has become a party to any governmental, administrative or judicial proceeding or any officer possesses knowledge of any such proceeding that has been threatened in writing against it under Environmental Law; (iii) has received written notice of, become subject to, or is aware of any facts or circumstances that could reasonably be expected to form the basis for, any Environmental Claim or Environmental Liability  applicable to it or any Venue; (iv) possesses knowledge that any Venue (a) is subject to any lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (b) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability; (v) possesses knowledge that there has been a release or threat of release of Hazardous Materials at or from the Venues (or from any facilities or other properties formerly owned, leased or operated by the Company or any of its subsidiaries) in violation of, or in amounts or in a manner that could give rise to any Environmental Liability; (vi) has generated, treated, stored, transported or released Hazardous Materials in violation of, or in a manner or to a location, that, in either case, could reasonably be expected to give rise to any Environmental Liability; (vii) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated by the Company or any of its subsidiaries that could reasonably be expected to (i) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with any Environmental Law on the part of the Company or any of its subsidiaries, (ii) interfere with or prevent continued compliance with Environmental Law by the Company or any of its subsidiaries, (iii) require material upgrades or capital expenditures in order to maintain compliance or avoid environmental claims or environmental liabilities or (iv) result in any Environmental Liability; or (viii) has, pursuant to any order, decree, judgment or agreement by which it is bound, assumed the Environmental Liability of any other person. As used herein, “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise) brought pursuant to Environmental Law or otherwise directly or indirectly relating to or in connection with any actual or alleged Environmental Liability.  As used herein, “Environmental Liability” means any liability, obligation, damage, loss, claims, action, suit, judgment, order, fine, penalty, fee, expense or cost (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise of the Company or any of its subsidiaries directly or indirectly resulting from or based upon (1) compliance or non-compliance with any Environmental Law, (2) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (3) exposure to any Hazardous Materials, (4) the release or threatened release of any Hazardous Materials, or (5) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(ff)          Absence of Labor Disputes.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Change.

(gg)         Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Offering Memorandum.  There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(hh)         No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii)           No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(jj)           No Conflict with OFAC Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk)         Sovereign Immunity.  The waivers of sovereign immunity (including the related agreements to submit claims to binding arbitration) by each of the Company and the Guarantors contained in this Agreement , the Indenture and the Nation Agreement are in compliance with all applicable federal and tribal laws and, upon execution of such documents, will effectively waive the sovereign immunity of such parties, will be irrevocable, validly and legally binding on such each of them, enforceable against such each of them in accordance with their respective terms and, no further action will be required to make any such waiver effective.

(ll)           New Senior Secured Credit Facility.  The New Senior Secured Credit Facility has been duly and validly authorized by the Company and the Guarantors and, when duly executed and delivered by the Company and the Guarantors, will be the valid and legally binding obligation of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity.

(mm)      Regulation S.  The Company, the Guarantors and its their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902.

(nn)         Material Agreements and Orders.  Except as described in the Offering Memorandum, there are no agreements or instruments to which the Company or a Guarantor is a party and under which a default by the Company or such Guarantor could reasonably be expected to have a Material Adverse Change (the “Material Agreements”), or any all judgments, orders or decrees of any court or administrative agency a violation of which could reasonably be expected to have a Material Adverse Change (the “Material Orders”).

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth in such certificate.

SECTION 2.         Purchase, Sale and Delivery of the Securities.

(a)           The Securities.  The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Notes, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A, at a purchase price of 98% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.

(b)           The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on
November 18 , 2010, or such other time and date as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.

(c)           Delivery of the Securities.  The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)           Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:

(i)      it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;

(ii)     it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and

(iii)    it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

SECTION 3.         Additional Covenants.  Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:

(a)           Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications.  As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.  The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement.  The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least 24 hours prior to the proposed use or filing, and shall not have objected to such amendment or supplement.  Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)           Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

(c)           Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)           Blue Sky Compliance.  Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall cooperate with the Representative and counsel for the Initial Purchasers to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities by the Initial Purchasers; provided, however, that none of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)           Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)            The Depositary.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)           Additional Issuer Information.  So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d)(4).

(h)           Agreement Not To Offer or Sell Additional Securities.  During the period of 60 days following the date hereof, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld at the sole discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i)            No Integration.  The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)            No General Solicitation or Directed Selling Efforts.  The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)           No Restricted Resales.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them.

(l)            Legended Securities.  Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.

The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.         Payment of Expenses.  Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Nation Agreement, the Indenture, the DTC Agreement and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation; provided that to the extent the expenses described in clause (x) of this paragraph exceed $200,000, the Initial Purchasers agree to pay for 50% of such expenses in excess of such amount.  Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.         Conditions of the Obligations of the Initial Purchasers.  The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties (x) on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder; (y) on the part of the Nation contained in the Nation Agreement as of its date and as of the Closing Date as though then made and to the timely performance by the Nation of its covenants and other obligations thereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.

(b)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.

(c)           Opinion of Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(d)           Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)           Opinion of Indian Law Counsel for Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of Faegre & Benson, LLP, special Indian Law counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)            Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received:

(x) a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)          the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(y) a certificate of an authorized officer of the Nation, dated as of Closing Date, to the effect that (i) the representations and warranties in the Nation Agreement were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date and (ii) the Nation has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)           Indenture.  The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(h)           New Senior Secured Credit Facility.  The New Senior Secured Credit Facility shall have been consummated on the terms and conditions described in the Pricing Disclosure Package.

(i)            Nation Agreement.  On or before the Closing Date, the Nation shall have executed the Nation Agreement, which shall be substantially in form attached hereto as Exhibit C.

(j)            Approval by the Nation’s Council.  (i) The Company and each of the Guarantors shall have received on or before the Closing Date approval by the Nation’s Council of (A) the waiver by the Company and each Guarantor of its sovereign immunity and (B) the submission by the Company and each Guarantor to jurisdiction of non-Nation courts, in the case of each of clauses (A) and (B), as set forth in this Agreement, the New Senior Secured Credit Facility, the DTC Agreement and the Indenture, and (ii) the Company and each of the Guarantors shall have received on or before the Closing Date approval by the Nation’s Council of the execution, delivery and performance of each of the transaction documents (including the Notes and the Guarantees) in connection with the offering of the Securities.

(k)           Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(l)            Letter of Representation.  On or before the Closing Date, a letter of representation from Seneca Gaming Authority shall have been received in form and substance satisfactory to the Initial Purchasers to the effect that none of the Initial Purchasers or the Holders of Notes or the Trustee is required to be licensed or registered or found suitable under applicable Nation law in connection with the transactions contemplated hereby, the ownership of any Notes or the execution and performance of the Indenture.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.         Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the

Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                                Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)                                  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)                                 The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)                                  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED

STATES.  THE HOLDER HEREOF AGREES THAT IT WILL DELIVER TO EACH PERSON WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms of this Agreement and the Indenture, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.                                Indemnification.

(a)                                  Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers, employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the last paragraph of the cover page to the Preliminary Offering Memorandum and the Final Offering Memorandum and in the following paragraphs (and, where specified, sentences) under the caption “Plan of Distribution / Conflicts” in the Preliminary Offering Memorandum and the Final Offering Memorandum: the third paragraph, the first sentence of the fifth paragraph, the third sentence of the seventh paragraph, the tenth paragraph and the eleventh paragraph.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party (Merrill Lynch, Pierce, Fenner & Smith Incorporated in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.                                Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation

(even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10.                          Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time:  (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York State authority; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the reasonable judgment of the Representative there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.                          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.                          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Facsimile: 1-212-901-7897
Attention: Legal

with a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Facsimile: 1-212-751-4864
Attention: Raymond Lin, Esq.

If to the Company or the Guarantors:

Seneca Gaming Corporation

310 Fourth Street

Niagara Falls, New York 14303
Facsimile: 1-716-501-2888
Attention: Lee Shannon, Senior Vice President & General Counsel

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.                          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.                          Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15.                          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.                                    Limited Waiver of Sovereign Immunity.

(a)                                  Retention of Sovereign Immunity.  By executing this Agreement, none of the Company or the Guarantors waives, limits or modifies its sovereign immunity from unconsented suit or judicial litigation, except as provided for herein.

(b)                                 Scope of Waiver.  Subject to the limitations contained herein, the Company and each of the Guarantors hereby expressly and irrevocably grants to the Initial Purchasers and any indemnified party under this Agreement, an irrevocable limited waiver of the Company’s and each Guarantor’s sovereign immunity from unconsented suit or other legal proceedings of any nature (including arbitration and interim and provisional proceedings) with respect to any action, suit, proceeding or counterclaim, whether based on contract, tort or otherwise, including any action commenced under the Indian Civil Rights Act (25 U.S.C. §1301 et. Seq.), concerning any claim, dispute, or controversy (each, a “Claim”) arising out of or related to this Agreement or the transactions contemplated hereby, whether arising in law or in equity (the foregoing waiver being referred to as the “Limited Waiver”), and expressly and irrevocably consent to suit and arbitration with respect to any such Claim.

(c)                                  Procedural Requirements.  The Limited Waiver by the Company and each of the Guarantors will be effective as to a Claim if, and only if, each and every one of the following conditions is met:

(i)                                     the Claim is made by a Claimant (as defined below) and not by any other person whatsoever;

(ii)                                  the Claim alleges a breach by the Company or any of the Guarantors of one or more of the specific obligations or duties expressly set forth under the terms of this Agreement or a specific right otherwise available to a Claimant at law or in equity arising out of or relating to this Agreement;

(iii)                               the Claim seeks (a) payment of a specified sum, some specific action, or discontinuance of some action, by the Company or any of the Guarantors to bring the Company or any of the Guarantors into full compliance with its duties and obligations expressly set forth under this Agreement or to permit relief under other principles of law or equity; or (b) money damages for noncompliance with the terms and provisions of this Agreement or for any other reason related to or arising hereunder; provided, however, that the property, assets or funds specifically pledged and assigned and subject to levy, execution or judicial process to satisfy any judgment against the Company or any of the Guarantors pursuant to the Limited Waiver shall include, to the extent lawful under federal law, but be limited to, the personal property of the Company and the Guarantors;

(iv)                              exclusive of any Claim for provisional or interim relief, the Claim shall have been made in writing to the Company or any of the Guarantors, stating the specific relief sought, and the Company or such Guarantor shall have seven (7) calendar days to provide such relief before judicial proceedings may be instituted; provided, however, that this cure period may be extended for non-monetary matters for an additional fourteen (14) calendar days so long as the Company or such Guarantor is making good faith efforts to cure the alleged breach or non-performance; and

(v)                                 with respect to any Claim authorized herein, initial suit, as authorized herein, shall be commenced within the later of three (3) years after the claim accrues or is discovered upon the exercise of due diligence, or such claim shall be forever barred.  The Limited Waiver granted in this Agreement shall commence on the date of such agreements and shall continue for three (3) years following the date of the termination of thereof, except that the waiver shall remain effective for any proceedings then pending, and all appeals therefrom.

(d)                                 Recipient of Waiver.  The recipients of the benefit of this irrevocable waiver of sovereign immunity are limited to the Initial Purchasers and any and all persons covered by the indemnification provisions hereof, their heirs, permitted successors and assigns (each, a “Claimant”).

(e)                                  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(f)                                    Enforcement.  Subject to the terms of the Limited Waiver, the Company and each of the Guarantors will expressly and irrevocably waive its sovereign immunity from a judgment or order consistent with the terms and provisions of the Limited Waiver, and will consent to the jurisdiction of, to be sued in and to accept and be bound by any order or judgment of any of the United States District Courts for New York or the New York State Supreme Court, any federal or state court having appellate jurisdiction thereover (collectively, “New York Forums”), and, to the extent consistent with this Agreement, each Nation Forum defined below, all to the extent consistent with the terms and provisions of the Limited Waiver.  Subject to the terms of the Limited Waiver, the Company and each of the Guarantors will waive its sovereign immunity as to an action by any Claimant in any of the New York Forums, and, to the extent consistent with this Agreement, each Nation Forum, seeking injunctive and/or declaratory relief against the Company or any of the Guarantors based upon an attempt by the Company or such Guarantors to revoke or limit in whole or in party the Limited Waiver, and as to enforcement in said New York Forums or Nation Forums of any such final judgment against the Company or any Guarantor.

(g)                                 Waivers.  Subject to the terms of the Limited Waiver, the Company and each of the Guarantors hereby expressly and irrevocably waives:

(i)                                     its rights to have any Claim heard in any forum other than New York Forums, whether or not such forum now exists or is hereafter created including, without limitation, any court or other tribunal, form, council, or adjudicative body of the Nation (each, a “Nation Forum”);

(ii)                                  any claim or right which it may possess to the exercise of jurisdiction by any Nation Forum, including, without limitation, any determination that any Nation Forum has jurisdiction over any such dispute, controversy, suit, action or proceeding or jurisdiction to determine the scope of such Nation Forum’s jurisdiction;

(iii)                               any claim or right to assert that a requirement may exist for exhaustion of any remedies available in any Nation Forum prior to the commencement of any dispute, controversy, suit, action or proceeding in any state or federal court even if any such Nation Forum would have concurrent jurisdiction over any such dispute, controversy, suit, action or proceeding but for the Limited Waiver;

(iv)                              its sovereign immunity as to the action of the Initial Purchasers or any indemnified party under this Agreement in any of the New York Forums or, to the extent consistent with this Agreement, seeking injunctive and/or declaratory relief against the Company or any of the Guarantors based upon an attempt by it to revoke or limit in whole or in part the Limited Waiver; and

(v)                                 its sovereign immunity from a judgment or order (including any appellate judgment or other order) and post-judgment proceedings supplemental thereto consistent with the terms and provisions of the Limited Waiver, which is final because either the time for appeal thereof has expired or the judgment or an order is issued by the court having final jurisdiction over the matter.

(h)                                 No Revocation of Sovereign Immunity Waiver.  The Company and each of the Guarantors agree not to revoke or limit, in whole or in part, the Limited Waiver contained in this Agreement, and forever releases and waives its rights to so revoke or limit the Limited Waiver.  In the event of any attempted limitation or revocation in whole or in part of the Limited Waiver, any Claimant may immediately seek judicial injunctive relief as provided in this Agreement in any New York Forum, or, to the extent consistent with this Agreement, any Nation Forum, and the Company and each of the Guarantors expressly consents to the jurisdiction of, and agrees to be bound by any order or judgment of such forums.

(i)                                     Arbitration.  If, and only if, a dispute arises between the parties over a Claim subject to the Limited Waiver (the “Dispute”), and neither the United States District Courts for New York nor the New York State Supreme Court can or is willing to hear the Dispute, then either party may request binding arbitration of the Dispute in accordance with the procedures set forth herein.  To initiate binding arbitration of a Dispute, a party shall notify the other party in writing.  The Dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.  One arbitrator shall preside and shall be selected by the American Arbitration Association.

Any party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary injunction where such relief is necessary to protect its interests pending completion of the dispute resolution proceedings.

No party nor the arbitrator may disclose the existence or results of any arbitration hereunder, which shall be considered confidential to the parties, except:

(i)                                     with the express prior written consent of the other party, which consent shall not be unreasonably withheld or delayed;

(ii)                                  as required by applicable law, the rules of any relevant stock exchange or requirement of any lender, by order or decree of a court or other governmental authority having jurisdiction over such party, or in connection with such party’s enforcement of any rights it may have at law or in equity;

(iii)                               on a “need to know” basis to persons within or outside such party’s organization, such as attorneys, accountants, bankers, financial advisors and other consultants; or

(iv)                              after such information has become publicly available without breach of this Agreement.

In the event of arbitration, the prevailing party shall be entitled to all of its costs, including reasonable attorneys’ fees and costs and expenses, from the nonprevailing party.

The arbitration shall take place at a location in an agreed city in the State of New York or such other place as the parties may jointly agree.  The arbitrator shall render an award within forty-five (45) days from the conclusion of the arbitration.

The decision of the arbitrator will be final and binding and enforced with the same force and effect as a decree of a court having competent jurisdiction.  For this purpose, should the losing party in any arbitration proceeding pursuant to this Agreement refuse to abide by the decision of the arbitrator, the prevailing party may apply to any of the United States District Courts for New York, the New York State Supreme Court or a Nation Forum having jurisdiction to compel enforcement of the arbitrator’s award resulting from binding arbitration and each party hereto consents to the jurisdiction of each such court for this purpose.  Subject to the terms of the Limited Waiver, the Company and each of the Guarantors will expressly and irrevocably waive its sovereign immunity with respect to the entry of judgment on, and enforcement of, such award by such forums.

(j)                                     Service of Process.  In any legal action or proceeding as to which the Company or any of the Guarantors has waived its sovereign immunity as set forth this Section 16, the Company and each of the Guarantors will consent and agree that process against such person shall be effective if served:

(i)                                     on the Chairman of the Company’s Board of Directors; and

(ii)                                  by sending two (2) copies of the process by registered or certified mail to the General Counsel of the Company (if any) at the address set forth in Section 12 hereof.

The Company and each of the Guarantors will irrevocably appoint each of the persons in the foregoing clauses and their respective successors in said offices from time to time, as agent for service of process made in accordance therewith.

SECTION 17.                          Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17.  Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 18.                          No Advisory or Fiduciary Responsibility.  Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof.  The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.                          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof; provided, however, that this Agreement shall not supersede or modify the Settlement Agreement and Release, dated as of August 19, 2010, as amended, between the Company and the Representative.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
SENECA GAMING CORPORATION

	By:	/s/ Catherine A. Walker
Name: Catherine A. Walker
Title: President and Chief Executive Officer

SENECA NIAGARA FALLS GAMING CORPORATION,
as Guarantor

	By:	/s/ Catherine A. Walker
Name: Catherine A. Walker
Title: President and Chief Executive Officer

SENECA TERRITORY GAMING CORPORATION,
as Guarantor

	By:	/s/ Catherine A. Walker
Name: Catherine A. Walker
Title: President and Chief Executive Officer

SENECA ERIE GAMING CORPORATION,
as Guarantor

	By:	/s/ Catherine A. Walker
Name: Catherine A. Walker
Title: President and Chief Executive Officer

LEWISTON GOLF COURSE CORPORATION,
as Guarantor

	By:	/s/ Catherine A. Walker
Name: Catherine A. Walker
Title: President and Chief Executive Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself

and as the Representative of

the several Initial Purchasers

By:	/s/ Sarang Gadkari
Managing Director

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$170,625,000
RBS Securities Inc.	$65,000,000
KeyBanc Capital Markets Inc.	$32,500,000
Commerz Markets LLC	$32,500,000
Capital One Southcoast, Inc.	$16,250,000
Comerica Securities, Inc.	$8,125,000
Total	$325,000,000

SCHEDULE B

Seneca Gaming Corporation

$325,000,000  8.25% Senior Notes due 2018

November 8, 2010

Pricing Supplement

Pricing Supplement dated November 8, 2010 to the Preliminary Offering Memorandum dated November 3, 2010 of Seneca Gaming Corporation (the “Preliminary Offering Memorandum”).  This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.  Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

Issuer	Seneca Gaming Corporation

Title of Securities	8.25% Senior Notes due 2018 (the “Notes”)

Aggregate Principal Amount	$325,000,000

Ratings*	B1 (Moody’s Investors Service, Inc.)/ BB (Standard & Poor’s Ratings Services)

Distribution	144A/Regulation S, without Registration Rights

Maturity Date	December 1, 2018

Issue Price	100% of the principal amount of the Notes, plus accrued interest, if any, from November 18, 2010

Coupon	8.25%

Yield to Maturity	8.25%

Interest Payment Dates	June 1 and December 1 of each year

First Interest Payment Date	June 1, 2011

Record Dates	May 15 and November 15 of each year

Trade Date	November 8, 2010

Settlement Date	November 18, 2010 (T+7 )

Optional Redemption

On or after December 1, 2014, at the redemption prices (expressed as a percentage of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on Notes to be redeemed to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

	Year	Percentage

	2014	104.125%

	2015	102.063%

	2016 and thereafter	100.000%

Exhibit A-1

Optional Redemption with the net cash proceeds of a distribution to the Issuer from the Compact Reserve Account

Prior to December 1, 2013, up to 35% of the aggregate principal amount of the Notes issued at a redemption price equal to 108.25% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, on Notes to be redeemed to the applicable date of redemption

Change of Control	101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest

Joint Book-Running Managers	Merrill Lynch, Pierce, Fenner & SmithIncorporated RBS Securities Inc.

Lead-Manager	KeyBanc Capital Markets Inc.

Co-Manager	Commerz Markets LLC Capital One Southcoast, Inc. Comerica Securities, Inc.

CUSIP Numbers	Rule 144A: 817082 AF7 Regulation S: U81655 AC3

ISIN Numbers	Rule 144A: US817082AF76 Regulation S: USU81655AC31

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimer or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another e-mail system.

2

EXHIBIT B

SUBSIDIARIES

Seneca Niagara Falls Gaming Corporation

Seneca Erie Gaming Corporation

Seneca Territory Gaming Corporation

Lewiston Golf Course Corporation

Exhibit B-1

ANNEX I

Resale Pursuant to Regulation S or Rule 144A.  Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act.  Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1